                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement             [ ] Confidential, For Use
[X] Definitive proxy statement                  of the Commission Only (as
[ ] Definitive additional materials             permitted by Rule 14a-6(e)(2))
[ ] Soliciting material pursuant to
    Rule 14a-11(c) or Rule 14a-12

                                   RPM, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
[X] No Fee Required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
     (set forth the amount on which the Filing Fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement no.:

(3) Filing Party:

(4) Date Filed:

[RPM LOGO]

RPM, INC. - 2628 Pearl Road - P.O. Box 777 - Medina, Ohio 44258 - 330-273-5090

THOMAS C. SULLIVAN
    Chairman

                                                                 August 28, 1997

TO RPM SHAREHOLDERS:

This year's Annual Meeting of RPM Shareholders will be held at 2:30 p.m. Eastern Daylight Time, Friday, October 17, 1997, at Severance Hall, located on the northeast corner of Euclid Avenue and East Boulevard in Cleveland's University Circle area.

In recognition of the Company's 50th consecutive year of record sales and record earnings and in particular appreciation of RPM's many long-term shareholders, a concert by the world-renowned Cleveland Orchestra will be held following the Annual Meeting. The concert will be in lieu of our traditional distribution of product samples at the Meeting.

In addition to discussing the items of business outlined in this Proxy Statement, we look forward to giving you a progress report on the first quarter of our current fiscal year, which will end on August 31. As in the past, there will be an informal discussion of the Company's activities, during which time your questions and comments will be welcomed.

We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

There will be no parking available at Severance Hall. In order to obtain a parking space and admittance to the Meeting, you must have a ticket. Seating is limited for the Meeting/concert and tickets will be provided on a first-come, first-served basis. Please see details concerning the Annual Meeting on the following page.

On behalf of the Directors and management of RPM, I would like to thank you for your continued support and confidence.

                                        Sincerely yours,

                                    /s/ Thomas C. Sullivan
                                        THOMAS C. SULLIVAN

                       INSTRUCTIONS FOR RECEIVING TICKETS
                             TO THE ANNUAL MEETING

To be admitted to the Meeting/concert, you must complete the enclosed ticket request form. Due to the absence of parking at Severance Hall on Friday afternoon, all attendees will need to park at one of several nearby parking facilities and will be transported by bus to Severance Hall. When you submit your ticket request form, you will receive:

      - One ticket to the Annual Meeting; provided, however, that if your shares are held jointly, or if you wish to bring your spouse, you may request up to two tickets; tickets will be mailed on October 3, 1997;

      - A designated area within Severance Hall where you will be seated;

      - A designated parking location, from which you will be transported to and from the Meeting; and

      - A map directing you to your designated parking area.

In the event we fill all seats in the main auditorium, we will have two satellite facilities in Severance Hall that will carry live broadcasts of the Annual Meeting and concert.

                                   [RPM LOGO]

                        2628 PEARL ROAD  -  P.O. BOX 777
                               MEDINA, OHIO 44258

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RPM, Inc. will be held at Severance Hall, located on the northeast corner of Euclid Avenue and East Boulevard in the University Circle area of Cleveland, Ohio, on Friday, October 17, 1997, at 2:30 P.M., Eastern Daylight Time, for the following purposes:

     (1) To elect four Directors in Class II for a three-year term ending in 2000;

     (2) To approve and adopt the RPM, Inc. 1997 Restricted Stock Plan; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Holders of Common Shares of record at the close of business on August 20, 1997 are entitled to receive notice of and to vote at the Annual Meeting.

     By Order of the Board of Directors.

                                        PAUL A. GRANZIER
                                           Secretary

August 28, 1997

        Please fill in and sign the enclosed Proxy and return the Proxy in the envelope enclosed herewith.

                                   [RPM LOGO]

                        2628 PEARL ROAD  -  P.O. BOX 777
                               MEDINA, OHIO 44258

                                PROXY STATEMENT

                       MAILED ON OR ABOUT AUGUST 28, 1997

         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 17, 1997

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of RPM, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on October 17, 1997, and any adjournment or postponement thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement. To be admitted to the Meeting/concert, you must complete the enclosed ticket request form. Due to the absence of parking at Severance Hall on Friday afternoon, all attendees will need to park at one of several nearby parking facilites and will be transported by bus to Severance Hall.

     The accompanying Proxy is solicited by the Board of Directors of the Company. All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such Proxies will be followed in each instance. If no directions are given, the Proxy will be voted FOR the election of the four nominees listed on the Proxy and FOR the proposal to approve and adopt the RPM, Inc. 1997 Restricted Stock Plan.

     Any person giving a Proxy pursuant to this solicitation may revoke it. A shareholder, without affecting any vote previously taken, may revoke a Proxy by giving notice to the Company in writing, in open meeting or by a duly executed Proxy bearing a later date.

     The expense of soliciting Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. The Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of Proxies by mail, the Company's Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, telegraph, and personal interview. The Company also may retain a third party to aid in the solicitation of proxies.

                                 VOTING RIGHTS

     The record date for determination of shareholders entitled to vote at the Annual Meeting was the close of business on August 20, 1997. On that date, the Company had 78,472,777 Common Shares, without par value ("Common Shares"), outstanding and entitled to vote at the Annual Meeting. Each Common Share is entitled to one vote.

     At the Annual Meeting, in accordance with the General Corporation Law of Ohio and the Company's Code of Regulations, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and the Company's Code of Regulations, holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for these purposes. Such inspectors also will treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the Annual Meeting.

     Nominees for election as Directors receiving the greatest number of votes will be elected Directors. Votes that are withheld or broker non-votes in respect of the election of Directors will not be counted in determining the outcome of the election. The General Corporation Law of Ohio provides that if notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting that the shareholder desires the voting at the election to be cumulative, each shareholder shall have cumulative voting rights in the election of Directors. Cumulative voting enables shareholders to give one nominee for Director as many votes as is equal to the number of Directors to be elected multiplied by the number of shares in respect of which a shareholder is voting, or to distribute votes on the same principle among two or more nominees, as the shareholder sees fit.

     Pursuant to the Company's Code of Regulations, all other questions and matters brought before the Annual Meeting, including the proposal to approve and adopt the RPM, Inc. 1997 Restricted Stock Plan, will be, unless otherwise provided by law or by the Articles of Incorporation of the Company, decided by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the item on which the abstention is noted and will have the effect of a vote against. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

              SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Shares as of June 30, 1997, unless otherwise indicated, by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding Common Shares, (ii) each Director and nominee for election as a Director of the Company, (iii) each executive officer named in the Executive Compensation tables below and (iv) all Directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective Director, nominee for election as a Director, or executive officer, as the case may be. Unless otherwise indicated below, each person named below has sole voting and investment power with respect to the number of shares set forth opposite his or her respective name.

                                                              NUMBER OF
                                                            COMMON SHARES
                                                            BENEFICIALLY       PERCENTAGE OF
                 NAME OF BENEFICIAL OWNER                     OWNED(1)        COMMON SHARES(1)
----------------------------------------------------------  -------------     ----------------
Max D. Amstutz(2).........................................       11,875                 *
Edward B. Brandon(3)......................................       12,500                 *
Lorrie Gustin(4)..........................................        1,238                 *
E. Bradley Jones(5).......................................        5,515                 *
James A. Karman(6)........................................      522,600               0.7
Richard E. Klar(7)........................................      143,481               0.2
Donald K. Miller(8).......................................       26,361                 *
John H. Morris, Jr.(9)....................................      167,187               0.2
Kevin O'Donnell(10).......................................       12,824                 *
William A. Papenbrock(11).................................       11,821                 *
Albert B. Ratner(12)......................................        5,000                 *
Frank C. Sullivan(13).....................................      119,566               0.2
Thomas C. Sullivan(14)....................................    1,909,024               2.4
All Directors and executive officers as a group (seventeen
  persons including the directors and executive officers
  named above)(15)........................................    3,108,945               3.9

---------------
  * Less than .1%.

 (1) In accordance with Securities and Exchange Commission ("Commission") rules, each beneficial owner's holdings have been calculated assuming full exercise of outstanding options covering Common Shares, if any, exercisable by such owner within 60 days after June 30, 1997, but no exercise of outstanding options covering Common Shares held by any other person.

 (2) Dr. Amstutz is a Director of the Company.

 (3) Mr. Brandon is a Director of the Company.

 (4) Ms. Gustin is a Director of the Company.

 (5) Mr. Jones is a Director of the Company. Mr. Jones purchased an additional 2,000 shares on July 23, 1997.

 (6) Mr. Karman is a Director and an executive officer of the Company. Mr. Karman's ownership is comprised of 154,606 Common Shares which he owns directly, 37,922 Common Shares which are owned by his wife, 181,898 Common Shares which are held by a family-owned corporation, of which Mr. Karman is an officer and director, 147,939 Common Shares which he has the right to acquire within 60 days after June 30, 1997 through the exercise of stock options, and approximately 235 Common Shares held by Key Trust Company of Ohio, N.A., as trustee of the RPM, Inc. 401(k) Plan, which represents Mr. Karman's approximate percentage ownership of the total Common Shares held in the RPM, Inc. 401(k) Plan as of August 1, 1997. The ownership of the shares held by his wife and by the family-owned corporation is attributed to Mr. Karman pursuant to Commission rules.

 (7) Mr. Klar is an executive officer of the Company. Mr. Klar's ownership is comprised of 38,844 Common Shares which he owns directly, 3,332 Common Shares which are owned by his wife, 101,126 Common Shares which he has the right to acquire within 60 days after June 30, 1997 through the exercise of stock options, and approximately 179 Common Shares held by Key Trust Company of Ohio, N.A., as trustee of the RPM, Inc. 401(k) Plan, which represents Mr. Klar's approximate percentage ownership of the total Common Shares held in the RPM, Inc. 401(k) Plan as of August 1, 1997. The ownership of the shares held by his wife is attributed to Mr. Klar pursuant to Commission rules.

 (8) Mr. Miller is a Director of the Company. Mr. Miller's share ownership is comprised of 8,787 Common Shares which he owns directly and 17,574 Common Shares held by his sons. The ownership of the shares held by his sons is attributed to Mr. Miller pursuant to Commission rules.

 (9) Mr. Morris is a Director and an executive officer of the Company. Mr. Morris' ownership is comprised of 61,014 Common Shares which he owns directly, 105,971 Common Shares which he has the right to acquire within 60 days after June 30, 1997 through the exercise of stock options, and approximately 202 Common Shares held by Key Trust Company of Ohio, N.A., as trustee of the RPM, Inc. 401(k) Plan, which represents Mr. Morris' approximate percentage ownership of the total Common Shares held in the RPM, Inc. 401(k) Plan as of August 1, 1997.

(10) Mr. O'Donnell is a Director of the Company. Mr. O'Donnell's ownership is comprised of 8,274 Common Shares which he owns through his retirement plans, 2,550 Common Shares which are owned by his wife through her retirement plans and 2,000 Common Shares owned jointly with his wife. The ownership of the shares held by his wife is attributed to Mr. O'Donnell pursuant to Commission rules.

(11) Mr. Papenbrock is a Director of the Company. All of Mr. Papenbrock's Common Shares are owned through his retirement plan for which National City Bank is Trustee.

(12) Mr. Ratner is a Director of the Company.

(13) Mr. Frank C. Sullivan is a Director and an executive officer of the Company. Mr. Sullivan's ownership is comprised of 47,685 Common Shares which he owns directly, 5,814 Common Shares which he holds as Custodian for his sons, 65,877 Common Shares which he has the right to acquire within 60 days after June 30, 1997 through the exercise of stock options, and approximately 190 Common Shares held by Key Trust Company of Ohio, N.A., as trustee of the RPM, Inc. 401(k) Plan, which represents Mr. Sullivan's approximate percentage ownership of the total Common Shares held in the RPM, Inc. 401(k) Plan as of August 1, 1997. The ownership of the shares held as Custodian for his sons is attributed to Mr. Sullivan pursuant to Commission rules.

(14) Mr. Thomas C. Sullivan is Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Sullivan's ownership is comprised of 541,315 Common Shares which he owns directly, 94,700 Common Shares which are owned by his wife, 123,933 Common Shares owned by the Thomas C. Sullivan Family Foundation, Inc., of which Mr. Sullivan serves as Co-Trustee, 927,600 Common Shares held by National City Bank, Cleveland, Ohio, as Trustee under a Trust Agreement, dated April 30, 1971 (the "Sullivan Trust"), between it and the late Frank C. Sullivan, 221,220 Common Shares which he has the right to acquire within 60 days after June 30, 1997 through the exercise of stock options, and approximately 256 Common Shares held by Key Trust Company of Ohio, N.A., as trustee of the RPM, Inc. 401(k) Plan, which represents Mr. Sullivan's approximate percentage ownership of the total Common Shares held in the RPM, Inc. 401(k) Plan as of August 1, 1997. Mr. Sullivan is a Trust Advisor to the Sullivan Trust, having the right to vote the Common Shares held by said Trust and to approve the sale thereof. The ownership of the shares held by his wife, by the Thomas C. Sullivan Family Foundation, Inc. and pursuant to the Sullivan Trust is attributed to Mr. Sullivan pursuant to Commission rules.

(15) The number of Common Shares shown as beneficially owned by the Company's Directors and executive officers as a group on June 30, 1997 includes 773,792 Common Shares which the Company's Directors and executive officers as a group have the right to acquire within 60 days after said date through the exercise of stock options granted to them under the Company's stock option plans, and approximately 2,363 Common Shares held by Key Trust Company of Ohio, N.A., as trustee of the RPM, Inc. 401(k) Plan, which represents the group's approximate percentage ownership of the total Common Shares held in the RPM, Inc. 401(k) Plan as of August 1, 1997.

                             ELECTION OF DIRECTORS

     The authorized number of Directors of the Company presently is fixed at twelve, with the Board of Directors divided into three Classes of four Directors each. The term of office of one Class of Directors expires each year, and at each Annual Meeting of Shareholders the successors to the Directors of the Class whose term is expiring at that time are elected to hold office for a term of three years.

     The term of office of Class II of the Board of Directors expires at this year's Annual Meeting of Shareholders. The term of office of the persons elected Directors in Class II at this year's Annual Meeting will expire at the time of the Annual Meeting held in 2000. Each Director in Class II will serve until the expiration of that term or until his or her successor shall have been duly elected. The Board of Directors' nominees for election as Directors in Class II are Ms. Lorrie Gustin and Messrs. James A. Karman, Donald K. Miller and Kevin O'Donnell, all of whom currently serve as Directors in Class II.

     The Proxy holders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournment or postponement thereof for the election as Directors of the four nominees unless the shareholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. If cumulative voting is in effect, the Proxy holders shall have full discretion and authority to vote for any one or more of the nominees. In the event of cumulative voting, the Proxy holders will vote the shares represented by each Proxy so as to maximize the number of Board of Directors' nominees elected to the Board. Each of the nominees has indicated his or her willingness to serve as a Director, if elected. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors. In no event will the accompanying Proxy be voted for more than four nominees or for persons other than those named below and any such substitute nominee for any of them.

                             NOMINEES FOR ELECTION

Lorrie Gustin photo

                             LORRIE GUSTIN, age 72 -- Director since 1992.
                             Director of the National Association of Investors Clubs Trust since
                             1982, and Secretary of the World Federation of Investment Clubs since
                             1978. Ms. Gustin attended Pasadena State College. She served as an officer and director of the N.A.I.C. Corporation (investment education)
                             from 1966 to 1983, and as President thereof from 1980 to 1983.

                             COMMON SHARES BENEFICIALLY OWNED: 1,238        NOMINEE FOR CLASS II
                                                                            (TERM EXPIRING IN 2000)

James A. Karman photo

                             JAMES A. KARMAN, age 60 -- Director since 1963.
                             President and Chief Operating Officer, RPM, Inc. Mr. Karman holds a
                             B.S. degree from Miami University (Ohio) and an M.B.A. degree from the
                             University of Wisconsin. Mr. Karman taught corporate finance at the
                             University of Wisconsin and was an Investment Manager, The Union Bank &
                             Trust Company, Grand Rapids, Michigan, prior to joining RPM, Inc. as
                             Treasurer in 1963. Mr. Karman became Vice President and Treasurer in
                             1969, Vice President, Secretary and Treasurer in 1972, and was elected
                             Executive Vice President in 1973. In 1978, Mr. Karman was elected
                             President and Chief Operating Officer of RPM, Inc. Mr. Karman also was
                             Chief Financial Officer of RPM, Inc. from 1982 until 1993. Mr. Karman is a Director of A. Schulman, Inc., McDonald & Company Investments,
                             Inc., Metropolitan Financial Corp., and Shiloh Industries, Inc.

                             COMMON SHARES BENEFICIALLY OWNED: 522,600      NOMINEE FOR CLASS II
                                                                            (TERM EXPIRING IN 2000)
Donald K. Miller photo
                             DONALD K. MILLER, age 65 -- Director since 1972.
                             Chairman since January 1992 of Greylock Financial Inc., a venture capital firm. Mr. Miller served as Managing Partner of Greylock Finan-
                             cial Partnership from December 1986 through December 1991 when Greylock became incorporated. Formerly, Mr. Miller served as Chairman and CEO of
                             Thomson Advisory Group L.P. ("Thomson"), a money management firm, from
                             November 1990 to March 1993 and Vice Chairman from April 1993 to
                             November 1994 when Thomson became PIMCO Advisors L.P. Mr. Miller serves as a Director of PIMCO Advisors, L.P. Mr. Miller is a Director of Layne
                             Christensen Company, a successor corporation to Christensen Boyles
                             Corporation, a supplier of mining products and services, where Mr.
                             Miller served as Chairman from January 1987 through December 1995. Mr.
                             Miller received his B.S. degree from Cornell University and his M.B.A.
                             degree from Harvard University Graduate School of Business
                             Administration. Mr. Miller is also a Director of Huffy Corporation.

                             COMMON SHARES BENEFICIALLY OWNED: 26,361       NOMINEE FOR CLASS II
                                                                            (TERM EXPIRING IN 2000)

Kevin O'Donnell photo

                             KEVIN O'DONNELL, age 72 -- Director since 1979.
                             Managing Director since August 1994 of O'Donnell & Associates, a management consulting company. Mr. O'Donnell graduated from Kenyon
                             College and received his M.B.A. degree from Harvard University Graduate
                             School of Business Administration. He joined the Steel Improvement &
                             Forge Company, the predecessor of SIFCO Industries, Inc., a diversified metalworking company, in 1947 and served in numerous capacities until
                             1960. From 1960 to 1972, he served as a management consultant, as a
                             General Manager of a specialty steel distributor and with the Peace
                             Corps in various capacities. In 1971, he was named Associate Director for international operations of ACTION (Head of the Peace Corps). He rejoined SIFCO Industries, Inc. in 1972 as Executive Vice President and
                             was named President and Chief Operating Officer in 1976 and Chief
                             Executive Officer in 1983. Mr. O'Donnell served as President and Chief
                             Executive Officer until his retirement in June 1990 and then became
                             Chairman of the Executive Committee of the Board until July 1994. Mr.
                             O'Donnell is a Director of National Machinery Company.

                             COMMON SHARES BENEFICIALLY OWNED: 12,824       NOMINEE FOR CLASS II
                                                                            (TERM EXPIRING IN 2000)

       DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER ANNUAL MEETING

Edward B. Brandon photo

                             EDWARD B. BRANDON, age 65 -- Director since 1989.
                             Retired Chairman, National City Corporation. Mr. Brandon received his
                             B.S. degree in economics from Northwestern University and his M.B.A.
                             degree from Wharton School of Banking and Finance. He joined National
                             City Bank in 1956. Mr. Brandon served as President of National City
                             Corporation and President and Chief Executive Officer of National City
                             Bank prior to his election as Chairman in September 1987, and served as
                             Chief Executive Officer of National City Bank until April 1989. Mr.
                             Brandon also served as Chief Executive Officer of National City
                             Corporation from September 1987 until July 1995. Mr. Brandon retired from National City Corporation in October 1995, however, he remains on the corporation's Board of Directors. Mr. Brandon is also a Director of
                             The Standard Products Company.

                             COMMON SHARES BENEFICIALLY OWNED: 12,500       DIRECTOR IN CLASS I
                                                                            (TERM EXPIRES IN 1998)

William A. Papenbrock photo

                             WILLIAM A. PAPENBROCK, age 58 -- Director since 1972.
                             Partner, Calfee, Halter & Griswold LLP, Attorneys-at-law. Mr. Papen-
                             brock received his B.S. degree in Business Administration from Miami
                             University (Ohio) and his LL.B. degree from Case Western Reserve Law
                             School. After serving one year as the law clerk to Chief Justice Taft of the Ohio Supreme Court, Mr. Papenbrock joined Calfee, Halter &
                             Griswold LLP as an attorney in 1964. He became a partner of the firm in
                             1969 and is Vice Chairman of the firm's Executive Committee. Calfee,
                             Halter & Griswold LLP serves as counsel to the Company.

                             COMMON SHARES BENEFICIALLY OWNED: 11,821       DIRECTOR IN CLASS I
                                                                            (TERM EXPIRES IN 1998)
Thomas C. Sullivan photo

                             THOMAS C. SULLIVAN, age 60 -- Director since 1963.
                             Chairman and Chief Executive Officer, RPM, Inc. Mr. Thomas C. Sullivan
                             received his B.S. degree in Business Administration from Miami
                             University (Ohio). He joined RPM, Inc. as a Divisional Sales Manager in
                             1961 and was elected Vice President in 1967. He became Executive Vice
                             President in 1969, and in 1971 Mr. Sullivan was elected Chairman of the
                             Board, President and Chief Executive Officer of RPM, Inc. Mr. Sullivan
                             is a Director of Pioneer-Standard Electronics, Inc., National City
                             Bank, and Huffy Corporation.

                             COMMON SHARES BENEFICIALLY OWNED: 1,909,024    DIRECTOR IN CLASS I
                                                                            (TERM EXPIRES IN 1998)
Frank C. Sullivan photo

                             FRANK C. SULLIVAN, age 36 -- Director since 1995.
                             Executive Vice President and Chief Financial Officer, RPM, Inc. Mr.
                             Frank C. Sullivan entered the University of North Carolina as a
                             Morehead Scholar and received his B.A. degree in 1983. From 1983 to
                             1987, Mr. Sullivan held various commercial lending and corporate finance positions at Harris Bank and First Union National Bank prior to joining RPM as a Regional Sales Manager at its AGR Company joint venture. In 1989, he became the Company's Director of Corporate
                             Development. He became a Vice President of the Company in 1991 and was elected Chief Financial Officer in 1993.

                             COMMON SHARES BENEFICIALLY OWNED: 119,566      DIRECTOR IN CLASS I
                                                                            (TERM EXPIRES IN 1998)

Dr. Max D. Amstutz photo

                             DR. MAX D. AMSTUTZ, age 68 -- Director since February 1995.
                             Chairman and Chief Executive Officer since 1994 of Von Roll Holding
                             Ltd., a designer and manufacturer of environmental technology prod-
                             ucts, electrotechnical and industrial insulation systems and industrial metal specialities, and Vice Chairman of Alusuisse--Lonza Holding Ltd.
                             since 1988. Dr. Amstutz received his degree in Business Administration and a Doctorate of Economics from the University of Berne, Switzerland.
                             Dr. Amstutz is a Director of Holderbank Financiere Glaris Ltd., a world leader in cement, concrete and aggregates and RPM, Inc.'s 50-50 joint venture partner in The Euclid Chemical Company.

                             COMMON SHARES BENEFICIALLY OWNED: 11,875       DIRECTOR IN CLASS III
                                                                            (TERM EXPIRES IN 1999)
E. Bradley Jones photo

                             E. BRADLEY JONES, age 69 -- Director since 1990.
                             Retired Chairman and Chief Executive Officer of Republic Steel Corpo-
                             ration, LTV Steel Company and Group Vice President of The LTV
                             Corporation. Mr. Jones received his B.A. degree from Yale University.
                             He began his career with Republic Steel Corporation in 1954 in sales and became President in 1979 and Chairman and Chief Executive Officer
                             in 1982. Following the merger of Republic Steel Corporation and The LTV
                             Corporation in June 1984, Mr. Jones served as Chairman and Chief
                             Executive Officer of The LTV Steel Company and Group Vice President of
                             The LTV Corporation until his retirement in December 1984. Mr. Jones also serves as a Director of TRW Inc., Consolidated Rail Corporation,
                             and Birmingham Steel Corporation, and is a Trustee of Fidelity Funds.

                             COMMON SHARES BENEFICIALLY OWNED: 5,515        DIRECTOR IN CLASS III
                                                                            (TERM EXPIRES IN 1999)
John H. Morris, Jr. photo

                             JOHN H. MORRIS, JR., age 55 -- Director since 1981.
                             Executive Vice President, RPM, Inc. Mr. Morris holds a B.S. degree from the University of West Virginia and an M.B.A. degree from Case Western
                             Reserve University. Mr. Morris held management positions with the
                             Armstrong Cork Company and the General Tire & Rubber Company prior to joining RPM, Inc. as Director of Corporate Marketing in 1977. He became
                             Corporate Vice President that same year and was elected Executive Vice
                             President of RPM, Inc. in 1981. Mr. Morris is also a Director of Fifth
                             Third Bank of Northeastern Ohio.

                             COMMON SHARES BENEFICIALLY OWNED: 167,187      DIRECTOR IN CLASS III
                                                                            (TERM EXPIRES IN 1999)

Albert B. Ratner photo

                             ALBERT B. RATNER, age 69 -- Director since 1996.
                             Co-Chairman of the Board of Forest City Enterprises, Inc., a conglom-
                             erate corporation engaged in real estate development, sales, invest-
                             ment, construction and lumber wholesale. Mr. Ratner received his B.S.
                             degree from Michigan State University. Mr. Ratner is also a Director of
                             American Greetings Corporation.

                             COMMON SHARES BENEFICIALLY OWNED: 5,000        DIRECTOR IN CLASS III
                                                                            (TERM EXPIRES IN 1999)

                 INFORMATION REGARDING MEETINGS AND COMMITTEES
                           OF THE BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee exercises the power and authority of the Board in the interim period between Board meetings. The Compensation Committee administers the Company's Stock Option Plans, Incentive Compensation Plan, and Restricted Stock Plan, and reviews and determines the salary and bonus compensation of certain key executives. The Audit Committee reviews the activities of the Company's independent auditors and various Company policies and practices. The Board of Directors does not have a nominating committee.

     Set forth below is the current membership of each of the above-described Committees, with the number of meetings held during the fiscal year ended May 31, 1997 in parentheses:

      EXECUTIVE             COMPENSATION               AUDIT
    COMMITTEE(1)            COMMITTEE(3)           COMMITTEE(2)
---------------------    ------------------    ---------------------
Thomas C. Sullivan       Edward B. Brandon     Donald K. Miller
  (Chairman)               (Chairman)            (Chairman)
James A. Karman          Kevin O'Donnell       E. Bradley Jones
Kevin O'Donnell          Albert B. Ratner      Lorrie Gustin
Edward B. Brandon                              Max D. Amstutz
E. Bradley Jones

     The Board of Directors held four meetings during the fiscal year ended May 31, 1997. During that fiscal year, no Director, with the exception of Mr. Ratner (for medical reasons), attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he or she served as a Director and (ii) the total number of meetings held by Committees of the Board on which the Director served, during the periods that the Director served.

     Directors who are not also employees of the Company, with the exception of William A. Papenbrock, received a quarterly fee of $6,500 and an additional $1,000 for each Board and Committee meeting attended, except for the Chairman of each Committee who received $1,500 for each Committee meeting attended. In April 1986, the Board of Directors adopted a Deferred Compensation Plan providing for the deferred payment of Directors' fees in either cash or stock equivalents and the payment of such deferred fees in cash commencing six months following the date of the participating Director's retirement, resignation or death, or termination of such participating Director's Deferred Compensation Agreement. Participation in the Deferred Compensation Plan is at the election of each Director entitled to receive compensation for serving on the Board.

                             EXECUTIVE COMPENSATION

     Set forth below is information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended May 31, 1997, 1996 and 1995, of those persons who were, at May 31, 1997:
(i) the Chief Executive Officer; and (ii) the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                 COMPENSATION
                                                                    AWARDS
                                          ANNUAL                 ------------
                                       COMPENSATION               SECURITIES
         NAME AND             ------------------------------      UNDERLYING          ALL OTHER
    PRINCIPAL POSITION        YEAR      SALARY       BONUS         OPTIONS        COMPENSATION(1)(2)
--------------------------    ----     --------     --------     ------------     ------------------
Thomas C. Sullivan            1997     $745,000     $462,000        63,000             $ 16,077
  Chairman of the Board       1996     $710,000     $420,000        62,500             $ 12,419
  and Chief Executive         1995     $675,000     $380,000        50,000             $ 56,131
  Officer

James A. Karman               1997     $590,000     $382,000        50,000             $ 28,862
  President and Chief         1996     $560,000     $347,000        50,000             $ 29,302
  Operating Officer           1995     $530,000     $315,000        37,500             $ 40,091

John H. Morris, Jr.           1997     $350,000     $264,000        31,000             $  8,259
  Executive Vice              1996     $335,000     $240,000        31,250             $  6,237
  President                   1995     $320,000     $217,000        25,000             $ 18,541

Frank C. Sullivan             1997     $265,000     $200,000        31,000             $  3,677
  Executive Vice President    1996     $250,000     $140,000        31,250             $  1,112
  and Chief Financial         1995     $160,000     $120,000        18,750             $  2,141
  Officer

Richard E. Klar               1997(3)  $240,000     $175,000        55,000             $ 12,393
  Vice President              1996     $225,000     $160,000        25,000             $  8,884
                              1995     $215,000     $145,000        25,000             $ 26,289

------------------

 (1) All Other Compensation consists of (i) insurance premiums paid by the Company in connection with split dollar and other executive life insurance policies and (ii) in fiscal 1997, the value ($2,375 per Named Executive Officer) of the Company's matching contributions, in the form of Common Shares, to the RPM, Inc. 401(k) Plan relating to before-tax contributions made by the Named Executive Officers.

 (2) All Other Compensation includes the following amounts equal to the full dollar economic value of the premiums paid by the Company in connection with life insurance policies issued pursuant to the Split Dollar Life Insurance Agreements between the Company and the following named Executive Officers during 1997 and 1996, respectively: Mr. Thomas C. Sullivan $9,420
     (1997) and $8,280 (1996); Mr. Karman $7,530 (1997); Mr. Morris $3,488
     (1997) and $2,926 (1996); Mr. Frank C. Sullivan $710 (1997) and $667
     (1996); and Mr. Klar $4,288 (1997) and $3,462 (1996). The premiums paid by the Company in connection with the life insurance policies issued pursuant to such Split Dollar Life Insurance Agreements set forth in the preceding sentence will be recovered in full by the Company upon the payment of any death benefits under any such life insurance policy.

 (3) Mr. Klar resigned as Treasurer of the Company in February 1997 and became Chief Financial Officer of Tremco Incorporated, which was acquired in February 1997 by the Company. Mr. Klar remains a Vice President of the Company.

OPTION GRANTS

     Shown below is information on grants of stock options pursuant to the Company's 1989 Stock Option Plan during the fiscal year ended May 31, 1997 to the executive officers who are named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                           POTENTIAL REALIZABLE
                                         INDIVIDUAL GRANTS                                                   VALUE AT ASSUMED
----------------------------------------------------------------------------------------------------
                                                           PERCENTAGE                                         ANNUAL RATES OF
                                                            OF TOTAL                                     STOCK PRICE APPRECIATION
                                                            OPTIONS
                                                           GRANTED TO     EXERCISE OR                     FOR OPTION TERMS(3)(4)
                                     NUMBER OF             EMPLOYEES      BASE PRICE
                                     SECURITIES            IN FISCAL         (PER         EXPIRATION     -------------------------
           NAME                UNDERLYING OPTIONS(1)          YEAR         SHARE)(2)         DATE            5%            10%
--------------------------    ------------------------     ----------     -----------     ----------     ----------     ----------
Thomas C. Sullivan                     63,000(5)               10.5%        $15.00         7/17/2006      $ 594,301     $1,506,083
  Chairman of the Board
  and Chief Executive
  Officer

James A. Karman                        50,000(5)                8.3%        $15.00         7/17/2006      $ 471,667     $1,195,304
  President and Chief
  Operating Officer

John H. Morris, Jr.                    31,000(5)                5.1%        $15.00         7/17/2006      $ 292,433     $  741,088
  Executive Vice President

Frank C. Sullivan                      31,000(5)                5.1%        $15.00         7/17/2006      $ 292,433     $  741,088
  Executive Vice President
  and Chief Financial
  Officer

Richard E. Klar                        25,000(6)                9.1%        $15.00         7/17/2006      $ 235,834     $  597,652
Vice President                         30,000(7)                            $16.125        4/24/2007      $ 304,226     $  770,971

---------------

(1) The option agreements relating to the options granted under the Company's 1989 Stock Option Plan provide that such options become fully vested upon certain "changes in control" of the Company described in such option agreements.

(2) This price represents the fair market value at the date of grant pursuant to the terms of the Company's 1989 Stock Option Plan.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates dictated by the Commission and are not intended to be forecasts of the Company's stock price.

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK
                                                                                             PRICE APPRECIATION
                                                                                              FOR OPTION TERMS
                                                                                       ------------------------------
                                                                                            5%              10%
                                                                                       -------------   --------------
(4)  Value created for all shareholders:                                               $ 937,080,170   $2,374,745,136
     Gain of named executive officers as a percent of value created for all
     shareholders:                                                                              0.23%            0.23%

(5) These options were granted on July 17, 1996 pursuant to the Company's 1989 Stock Option Plan. Twenty-five percent of the shares subject to the option become exercisable on each anniversary date thereof.

(6) This option was granted on July 17, 1996 pursuant to the Company's 1989 Stock Option Plan. One hundred percent of the shares subject to the option became exercisable on the first anniversary date thereof.

(7) This option was granted on April 24, 1997 pursuant to the Company's 1989 Stock Option Plan. One hundred percent of the shares subject to the option become exercisable on the first anniversary date thereof.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to the exercise of stock options during the fiscal year ended May 31, 1997 to purchase the Company's Common Shares by the executive officers named in the Summary Compensation Table and with respect to the unexercised stock options at May 31, 1997 to purchase the Company's Common Shares for the executive officers named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND MAY 31, 1997 OPTION VALUE

                         NUMBER OF                           NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                           SHARES                           UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                          ACQUIRED                          OPTIONS AT MAY 31, 1997             AT MAY 31, 1997 (2)
                             ON            VALUE         -----------------------------     -----------------------------
        NAME              EXERCISE      REALIZED (1)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------    ----------     ------------     -----------     -------------     -----------     -------------
Thomas C. Sullivan         18,953         $193,049         164,846          147,373        $1,029,164        $ 601,990
  Chairman of the
  Board and Chief
  Executive Officer

James A. Karman            24,751         $129,992         104,189          115,624        $  651,533        $ 469,996
  President and Chief
  Operating Officer

John H. Morris, Jr.        40,532         $381,222          77,911           73,184        $  470,705        $ 298,985
  Executive Vice
  President

Frank C. Sullivan              --               --          42,503           66,935        $  249,600        $ 266,492
  Executive Vice
  President and Chief
  Financial Officer

Richard E. Klar            15,000         $162,562          96,205           92,498        $  701,150        $ 346,240
  Vice President

---------------

(1) Represents the difference between the option exercise price and the last sales price of a Common Share on the Nasdaq National Market on the date of exercise.

(2) Based on the last sales price of the Common Shares of $19.00 on the Nasdaq National Market on May 30, 1997 (the last trading day of the Company's fiscal year ended May 31, 1997). The ultimate realization of profit on the sale of the Common Shares underlying such options is dependent upon the market price of such shares on the date of sale.

EMPLOYMENT AGREEMENTS

     Under an Amended Employment Agreement, dated as of July 16, 1997, Thomas C. Sullivan is employed as Chairman of the Board and Chief Executive Officer of the Company for a five-year period ending May 31, 2002. Mr. Sullivan has advised the Compensation Committee that both he and Mr. James A. Karman, President, presently intend to retire as executive officers of the Company when their Agreements terminate on May 31, 2002. Thus, the period of their Agreements will not be extended for an additional year in 1998 as has been done on an annual basis in prior years. Pursuant to the terms of the Agreement, Mr. Sullivan's annual base salary, effective as of June 1, 1997, is $785,000. Mr. Sullivan's annual base salary is subject to review on an annual basis by the Compensation Committee of the Board of Directors, and such base salary may be increased (but not decreased) based upon his performance, then generally prevailing industry salary scales, the Company's results of operations and other relevant factors. In addition to his base salary, Mr. Sullivan is entitled to such annual incentive compensation under the 1995 Incentive Compensation Plan or bonuses as the Compensation Committee determines and the Board of Directors approves, and to participate in the other benefit plans provided by the Company. Under the provisions of the Agreement, the Company may terminate the employment of Mr. Sullivan for Disability or Cause (as defined). Mr. Sullivan may terminate employment under the Agreement for Good Reason (as defined, including removal or failure to re-elect him Chairman of the Board and Chief Executive Officer) or in the event of a Change of Control of the Company (as defined, including any offer to purchase a controlling block of Common Shares of the Company pursuant to a tender offer or otherwise). If Mr. Sullivan should elect to terminate his employment for Good Reason, Change of Control or for other specified reasons, he is entitled to receive an amount equal to the product of his annual base salary then in effect multiplied by the number of years remaining in the term of employment under the Agreement, a portion of which may not be deductible to the Company as an ordinary and necessary business expense and may be subject to a 20% excise tax to Mr. Sullivan pursuant to the provisions of the Tax Reform Act of 1984. In the event that Mr. Sullivan were to terminate his employment under such circumstances, he would be entitled to receive payment of approximately $3,794,167 as of July 31, 1997. The Agreement also provides for the payment by the Company of legal fees incurred by Mr. Sullivan in the event that, following a Change of Control, Mr. Sullivan may be caused to institute or defend legal proceedings to enforce his rights under the Agreement.

     Under an Amended Employment Agreement, dated as of July 16, 1997, James A. Karman is employed as President and Chief Operating Officer of the Company for a five-year period ending May 31, 2002. Pursuant to the terms of the Agreement, Mr. Karman's annual base salary, effective as of June 1, 1997, is $620,000. Mr. Karman's Agreement also contains the same provisions which are described above in connection with Mr. Sullivan's Agreement. In the event that Mr. Karman were to terminate his employment under such circumstances, he would be entitled to receive payment of approximately $2,996,667 as of July 31, 1997.

     Effective July 16, 1997, the Company amended Employment Agreements previously entered into with each of John H. Morris, Jr., Frank C. Sullivan and Richard E. Klar. Pursuant to these Employment Agreements, Messrs. Morris, Sullivan and Klar are employed in their current positions as Executive Vice President, Executive Vice President and Chief Financial Officer, and Vice President, respectively, for a one-year period ending July 31, 1998. The Employment Agreements provide for the following base salaries, effective June 1, 1997: Mr. Morris -- $365,000; Mr. Sullivan -- $300,000; and Mr. Klar --
$250,000. The Employment Agreements also provide for severance payments in the amount of one year's base salary in the event of termination of the officer's employment and three years' base salary in the event of termination of employment due to a Change of Control of the Company not approved by the Company's Board of Directors. The Employment Agreements contain the same provision for the recovery of legal fees incurred to enforce the provisions of the Agreements following a Change of Control as described above in connection with Mr. Thomas C. Sullivan's Agreement.

DEFINED BENEFIT PENSION PLAN

     The table below sets forth the normal annual retirement benefits payable upon retirement at age 65 (as of June 1, 1997) under the Company's tax qualified defined benefit retirement plan (the "Retirement Plan") for employees in the compensation ranges specified, under various assumptions with respect to average annual compensation and years of benefit service, assuming that the employee elected to receive his or her pension on a normal life annuity basis:

                                                     ESTIMATED ANNUAL BENEFITS UPON RETIREMENT
       AVERAGE                                (AS OF JUNE 1, 1997) WITH YEARS OF SERVICE INDICATED (1)
        ANNUAL          ----------------------------------------------------------------------------------------------------
   COMPENSATION (2)         5 YEARS              10 YEARS             20 YEARS             30 YEARS             35 YEARS
   ----------------     ----------------     ----------------     ----------------     ----------------     ----------------
      $  100,000            $ 6,022              $ 12,045             $ 24,089             $ 36,134             $ 38,407
      $  150,000              9,505                19,009               38,018               57,027               60,907
      $  200,000             12,987                25,973               51,947               77,920               83,407
      $  250,000             16,469                32,938               65,875               98,813              105,907
      $  300,000             19,951                39,902               79,804              119,706              128,407
      $  350,000             23,433                46,866               93,732              140,599              150,907
      $  400,000             26,915                53,830              107,661              161,491              173,407
      $  450,000             30,397                60,795              121,589              182,384              195,907
      $  500,000             33,880                67,759              135,518              203,277              218,407
      $  550,000             37,362                74,723              149,447              224,170              240,907
      $  600,000             40,844                81,688              163,375              245,063              263,407
      $  650,000             44,326                88,652              177,304              265,956              285,907
      $  700,000             47,808                95,616              191,232              286,849              308,407
      $  750,000             51,290               102,580              205,161              307,741              330,907
      $  800,000             54,772               109,545              219,089              328,634              353,407
      $  850,000             58,255               116,509              233,018              349,527              375,907
      $  900,000             61,737               123,473              246,947              370,420              398,407
      $  950,000             65,219               130,438              260,875              391,313              420,907
      $1,000,000             68,701               137,402              274,804              412,206              443,407
      $1,050,000             72,183               144,366              288,732              433,099              465,907
      $1,100,000             75,665               151,330              302,661              453,991              488,407
      $1,150,000             79,147               158,295              316,589              474,884              510,907
      $1,200,000             82,630               165,259              330,518              495,777              533,407
      $1,250,000             86,112               172,223              344,447              516,670              555,907

---------------

(1) The amounts listed may be reduced in accordance with certain provisions of the Internal Revenue Code of 1986 which limit the maximum amount of compensation that may be taken into account under the Retirement Plan to $160,000 and the maximum annual benefit payable under the Retirement Plan to $125,000. Prior to June 1, 1997, the Company maintained a cash

    Benefit Restoration Plan for its executive officers and certain subsidiary presidents providing for the payment of supplemental retirement benefits because of such Internal Revenue Code limits. See "Benefit Restoration Plan" below. The shareholders are being asked to approve a proposal to adopt the RPM, Inc. 1997 Restricted Stock Plan effective June 1, 1997. See "Adoption of RPM, Inc. 1997 Restricted Stock Plan." If the RPM, Inc. 1997 Restricted Stock Plan is approved and adopted by the shareholders, the cash Benefit Restoration Plan would be frozen as of June 1, 1997, and eliminated over time. The Compensation Committee and Board of Directors believe that replacing the cash Benefit Restoration Plan with the Restricted Stock Plan will benefit the Company and tie the executive officers' and subsidiary presidents' supplemental retirement benefits more closely to the value of the Company's Common Shares.

(2) Includes base compensation as in effect on June 1, 1997, overtime and commissions paid and bonuses paid or accrued. The compensation covered by the Retirement Plan for the executive officers named in the Summary Compensation Table is the salary and bonus listed in such table.

     With respect to the executive officers listed in the Summary Compensation
Table: Mr. Thomas C. Sullivan has 35.4 years of service; Mr. Karman, 34.4 years of service; Mr. Morris, 20.4 years of service; Mr. Frank C. Sullivan, 8.3 years of service; and Mr. Klar, 28.6 years of service.

BENEFIT RESTORATION PLAN

     Effective January 1, 1991, the Company established the RPM, Inc. Benefit Restoration Plan (the "Benefit Restoration Plan") for the purpose of providing for the payment of supplemental retirement and death benefits to officers of the Company designated by the Board of Directors whose Retirement Plan benefits may be limited under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code. In April 1991, the Board of Directors designated Messrs. Thomas C. Sullivan, James A. Karman and John H. Morris, Jr. as participants in the Benefit Restoration Plan. In July 1993, the Board of Directors also designated Messrs. Frank C. Sullivan, Richard E. Klar and certain other officers as participants in the Benefit Restoration Plan. The Benefit Restoration Plan replaced the prior Supplemental Executive Retirement Plan which provided similar supplemental retirement benefits. The Benefit Restoration Plan is an unfunded excess benefit plan which is administered by the Company. The Benefit Restoration Plan provides that any cash payment under the Plan is to be made in an amount equal to the amount by which a participant's benefits otherwise payable under the Company's Retirement Plan are reduced as a result of limitations under ERISA and the Internal Revenue Code. The supplemental retirement benefits are forfeited if the officer terminates employment before attaining five years of vesting service and age 55. Supplemental death benefits are paid to the surviving spouse or designated beneficiary of the officer. The Company is entitled to a federal tax deduction in an amount equal to the cash benefits at the time such cash benefits are paid to a participant. See "Adoption of RPM, Inc. 1997 Restricted Stock Plan."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors administers the cash salary, bonus, and other incentive compensation and stock option programs for the executive officers of the Company pursuant to (i) the Code of Regulations of the Company, which was adopted by the shareholders on October 14, 1987, and (ii) a Compensation Committee Charter, which was first adopted by the Board of Directors on January 24, 1992. The Compensation Committee Charter, as amended, provides for the Compensation Committee (i) to review and recommend to the Board of Directors the amount of compensation for services rendered to the Company to be paid to the executive officers of the Company, (ii) to review and approve the terms and conditions of written Employment Agreements for executive officers of the Company, (iii) to administer the Company's Stock Option Plans, (iv) to review and recommend to the Board of Directors the amount of reasonable compensation and payment of expenses and other benefits to be paid to members of the Board of Directors for serving as a Director of the Company, (v) to review and approve the Compensation Committee Report to be included in the Company's Proxy Statement for its Annual Shareholders Meeting, and (vi) to review, approve, and administer any other matters or plans specifically delegated to the Committee by the Board of Directors. The Compensation Committee presently consists of three independent Directors who are appointed to the Committee by and report to the entire Board of Directors. Each member of the Compensation Committee qualifies as a "non-employee director" within the definition of Rule 16b-3 under the Securities Exchange Act of 1934.

     The Compensation Committee reviews and recommends the cash salaries, incentive compensation, and bonuses to be awarded to Thomas C. Sullivan, Chairman of the Board and Chief Executive Officer, and certain other executive officers, annually in July of each year based upon a number of factors, but the Committee does not utilize pre-established, specific performance goals in making cash salary compensation decisions. Historically, Mr. Sullivan has prepared a recommendation to the Compensation Committee for cash salary and bonus increases and stock option awards for himself and the other executive officers which the Committee then reviews and considers in light of a number of factors, including
(i) increases in sales, net income, and earnings per share, (ii) performance of the Company's Common Shares in the open market, (iii) increases in cash dividends paid to shareholders, (iv) return on shareholders' equity, and (v) acquisitions, corporate financings, and other general corporate objectives which were achieved during the May 31 fiscal year. Any increases in cash salaries for Mr. Sullivan and the other executive officers are made retroactive to June 1 of each fiscal year and are included in an Amendment to the officer's Employment Agreement. Once awarded, an increase in salary cannot be reduced without the officer's consent.

     In 1995, the Company retained a professional compensation consulting firm to review the Company's executive compensation programs in light of Section 162(m) of the Internal Revenue Code which disallows a tax deduction for certain compensation paid in excess of $1,000,000 to certain key executives. The regulations under Section 162(m), however, except from this $1,000,000 limit various forms of compensation, including "performance-based" compensation. The consulting firm eventually recommended to the Compensation Committee a performance-based Incentive Compensation Plan (the "Plan") which would satisfy the requirements of Section 162(m). The Plan was approved by the Committee and the Board of Directors in July 1995 and was approved by the Company's shareholders at the October 1995 Annual Meeting.

     The Plan provides for the granting of annual cash bonus awards (the "Bonus Awards") to those employees of the Company who in any respective fiscal year are the Chief Executive Officer and the other four most highly compensated officers of the Company (the "Covered Employees").

     The Plan is designed to promote the interests of the Company and its shareholders by attracting and retaining officers who are key employees of the Company; motivating such officers by reason of performance-related incentives to achieve the Company's performance goals; enabling such officers to participate in the growth and financial success of the Company; and, by qualifying the Bonus Awards as "performance-based" compensation under Section 162(m) of the Internal Revenue Code, assuring that the Company will continue to be able to deduct cash bonuses paid to the Covered Employees. The Plan is intended to be utilized as the primary annual cash bonus program for the Company's Covered Employees.

     The Plan calls for providing an aggregate Bonus Award pool of 1.3% of the Company's Income Before Income Taxes ("pre-tax income") in each applicable fiscal year for the Covered Employees. Within the first three months of each fiscal year the Compensation Committee, which administers the Plan, is required to determine in writing the portion of such aggregate Bonus Award pool that each Covered Employee may receive in respect of such fiscal year. At the end of each fiscal year, the Compensation Committee shall calculate the aggregate Bonus Award pool based on the Company's audited pre-tax income and each individual's Bonus Award payout amount.

     The Compensation Committee may reduce or eliminate a Covered Employee's Bonus Award, at the Compensation Committee's sole discretion, based solely on individual performance. The total of all Bonus Award payments made under the Plan in any given fiscal year shall not exceed 1.3% of the Company's pre-tax income. Furthermore, the total of all payments to any one individual Covered Employee under the Plan in any fiscal year shall not exceed $1,500,000. Payments under the Plan, pursuant to the terms herein described, are intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code as "performance-based" compensation and therefore be fully tax deductible to the Company.

     In late August 1996, the Compensation Committee determined on a percentage basis the portion of the aggregate Bonus Award pool to be awarded to each Covered Employee in respect of the Company's performance for the fiscal year ending May 31, 1997 as follows: Thomas C. Sullivan, 30%; James A. Karman, 25%; John H. Morris, Jr., 18%; Frank C. Sullivan, 15%; and Richard E. Klar, 12%. These same five individuals shall participate in the Incentive Plan for fiscal 1998, and the Compensation Committee will follow the same procedure in 1998 as in 1997.

     For fiscal year May 31, 1997, the Company's pre-tax income was $135.0 million, and consequently the Bonus Award pool for the five highest paid executive officers totaled $1,755,000. However, upon the recommendation of Mr. Thomas C. Sullivan, the Compensation Committee awarded bonuses totaling $1,483,000 to such officers, and in each case the bonus awarded to each officer was less than the bonus which would have been obtained by multiplying each officer's percentage times the total allowable Bonus Award pool provided for under the Plan. See "Executive Compensation -- Summary Compensation Table."

     The Company's 1996 Key Employees Stock Option Plan (which was approved by the shareholders at the October 1996 Annual Meeting) for its executive officers and other key employees is intended to provide long-term equity incentive to the officers and employees and, in the long-term, relates to shareholder value. Options to executive officers are awarded by the Committee based upon the recommendation of Mr. Sullivan, and the various presidents of the Company's operating subsidiaries submit recommendations with respect to option grants to subsidiary employees. Options are granted at the last Nasdaq sales price on the date of grant, have a term of ten years, and vest at the rate of 25% per year after one year.

     As of May 31, 1997, 3,600,000 shares were available for future grant under the 1996 Key Employees Stock Option Plan. The Compensation Committee at its July 1997 meeting granted options totaling 877,000 shares to executive officers and other key employees of the Company and, in addition, it is contemplated that approximately an additional 300,000 shares will be granted in October 1997 to subsidiary presidents and key subsidiary employees. Included in the 877,000 options awarded by the Committee on July 16, 1997 were one time option grants of 400,000 to Mr. Thomas C. Sullivan and 275,000 to Mr. Karman, which will vest over a five-year period coinciding with their five-year Employment Agreements, which terminate on May 31, 2002. See "Executive Compensation -- Employment Agreements." Neither Mr. Sullivan nor Mr. Karman will receive any further awards of options under any stock option plan of the Company. The Compensation Committee believes that the award of these one time only options, together with their other outstanding stock options, will continue to provide Messrs. Sullivan and Karman with incentives to further improve the business of the Company for the benefit of all shareholders.

     The Company does not have any "cheap stock" plans.

     In February 1994, the Company adopted a deferred compensation plan for executive officers pursuant to which officers can defer receipt of a portion of their salary and/or cash bonus until a future date during which period of time the deferred compensation will receive tax deferred interest or appreciation based upon the value of the Company's Common Shares and dividends paid thereon. Any compensation deferred under the plan would not be included in the $1,000,000 limit provided for under Section 162(m) until the year in which the compensation actually is received.

                                            Edward B. Brandon, Chairman
                                            Kevin O'Donnell
                                            Albert B. Ratner

                               PERFORMANCE GRAPHS

     Set forth below are line graphs comparing the yearly cumulative total shareholders' return on the Company's Common Shares against the yearly cumulative total return of the S&P Composite -- 500 Stock Index and an index of certain companies selected by the Company as comparative to the Company (the "Peer Group Index"). The companies selected to form the Peer Group Index are:
Detrex Corporation, Ferro Corporation, H. B. Fuller Company, Lawter International, Inc., Lilly Industries, Inc., NL Industries, Inc., PPG Industries Inc., Rohm and Haas Company, Standard Brands Paint Company, The Sherwin-Williams Company and Valspar Corporation.

     The graphs assume that the value of the investment in the Company's Common Shares, the S&P Composite -- 500 Stock Index and the Peer Group Index was $100 on May 31, 1992 and May 31, 1987, respectively, and that all dividends, if any, were reinvested.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
              AMONG RPM, INC., THE S&P 500 INDEX AND A PEER GROUP

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)          RPM,INC.       PEER GROUP        S&P 500
5/92                                  100             100             100
5/93                                  125             107             112
5/94                                  126             114             116
5/95                                  143             125             140
5/96                                  154             150             180
5/97                                  181             186             232

* $100 INVESTED ON 05/31/92 IN STOCK OR INDEX --
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING MAY 31.

                COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN*
              AMONG RPM, INC., THE S&P 500 INDEX AND A PEER GROUP

      MEASUREMENT PERIOD              LOGO
    (FISCAL YEAR COVERED)          RPM,INC.       PEER GROUP        S&P 500
5/87                                       100             100             100
5/88                                       107              84              94
5/89                                       135              74             119
5/90                                       172              73             138
5/91                                       223              84             155
5/92                                       236             103             170
5/93                                       294             111             190
5/94                                       296             117             198
5/95                                       338             131             237
5/96                                       363             157             305
5/97                                       427             195             395

* $100 INVESTED ON 05/31/87 IN STOCK OR INDEX --
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING MAY 31.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and Directors and persons who own 10% or more of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and the Nasdaq National Market. Officers, Directors and 10% or greater shareholders are required by Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended May 31, 1997, except for the inadvertent omission to report on a Form 4 one transaction involving a sale of 1,929 Common Shares by Paul A. Granzier, which was promptly reported on a Form 5, and the filing of a late Form 4 to report the inadvertent omission of one transaction involving a purchase of 1,000 Common Shares by Kevin O'Donnell.

                ADOPTION OF RPM, INC. 1997 RESTRICTED STOCK PLAN

BACKGROUND

     The shareholders will be asked at the meeting to vote on a proposal to approve the adoption of the RPM, Inc. 1997 Restricted Stock Plan (the "1997 Plan"). The 1997 Plan was approved and adopted by the Compensation Committee and the Board of Directors on April 24, 1997, effective as of June 1, 1997, subject to shareholder approval.

     The following is a summary of the material features of the 1997 Plan and is qualified in its entirety by reference to it. A copy of the 1997 Plan is attached hereto as Appendix A to this Proxy Statement.

PURPOSE

     The purpose of the 1997 Plan is to promote the interests of the Company and its shareholders by replacing, over a period of time, the Company's existing cash based Benefit Restoration Plan with a stock based plan, which provides a means to encourage stock ownership and a proprietary interest in the Company to selected executives and subsidiary presidents upon whose judgment, initiative, and efforts the financial success and growth of the Company largely depend. The 1997 Plan aligns the interests of shareholders and plan participants by awarding Common Shares subject to certain vesting and forfeiture restrictions (the "Restricted Shares") at fair market value thereby providing additional incentive for the participants to increase the value of the Company's Common Shares. Furthermore, since the Company will be able to take a tax deduction for the value of the Restricted Shares awarded under the 1997 Plan upon the vesting of such shares, the Company will also benefit from increases in value of RPM, Inc. Common Shares. Conversely, the Company will realize reduced tax deductions if the Company's Common Shares depreciate in value. Restricted Shares granted under the 1997 Plan will directly reduce and replace the cash amount of supplemental retirement restoration benefits and supplemental death restoration benefits owed to participants under the RPM, Inc. Benefit Restoration Plan.

ADMINISTRATION AND DURATION

     The 1997 Plan is administered by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Compensation Committee has the exclusive right in its sole discretion to authorize the granting of Restricted Shares. The 1997 Plan will expire on May 31, 2007 or such earlier date as may be determined by the Board of Directors.

SECURITIES SUBJECT TO THE 1997 PLAN

     The Company will award authorized but unissued Common Shares under the 1997 Plan. The maximum aggregate number of Common Shares to be issued under the 1997 Plan shall not exceed 1,250,000 Common Shares, except that in the event of share splits or combinations, recapitalization or reorganizations, or shares dividends, the Compensation Committee may make an appropriate adjustment in the Common Shares subject to the 1997 Plan.

ELIGIBILITY

     The Compensation Committee will, from time to time, determine those employees of the Company and its subsidiaries who are eligible to receive awards of Restricted Shares. Only employees of the Company, including employee Directors who are not members of the Compensation Committee, are eligible to participate in the 1997 Plan.

PARTICIPATION AND GRANTS OF RESTRICTED SHARES

     The 1997 Plan provides for the granting of Restricted Shares to eligible employees. The Restricted Shares are Common Shares of the Company which are forfeitable and nontransferable for a specified period of time. The transfer restrictions remain in place until the earliest of (a) the later of either the employee's termination of employment or the lapse of forfeiture restrictions,
(b) a "change in control" with respect to the Company, as such is defined in the 1997 Plan, or (c) the termination of the 1997 Plan. The Restricted Shares are subject to complete forfeiture until the earliest to occur of (a) the later of either the employee's attainment of age 55 or the fifth anniversary of the May 31st immediately preceding the date on which the Restricted Shares were awarded,
(b) the retirement of the employee on or after the attainment of age 65, or (c) a "change in control" with respect to the Company, as such is defined in the 1997 Plan. Notwithstanding the above, if the employees' service to the Company and its subsidiaries is terminated on account of death or total disability prior to the lapsing of restrictions, such restrictions shall lapse.

SHAREHOLDER RIGHTS

     The Compensation Committee may require that the Company or an escrow agent retain possession of the certificates representing the Restricted Shares with respect to which all of the restrictions have not lapsed. Notwithstanding retention of the certificates by the Company or an escrow agent, the employee in whose name certificates are issued shall have all rights of a shareholder of the Company, including dividend and voting rights.

AMENDMENTS

     The Board may amend the 1997 Plan as it shall deem advisable, except that no amendment may impair the rights of participants who have been awarded, or have been granted the right to an award of Restricted Shares. In addition, no amendment to increase the 1,250,000 shares that may be issued pursuant to the 1997 Plan may be made without shareholder approval.

FEDERAL TAX CONSEQUENCES

     There will be no tax consequences as a result of the grant of Restricted Shares until the Restricted Shares are no longer subject to forfeiture. Generally, when the forfeiture restrictions expire, the holder will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the fair market value of the Common Shares at that time. Subsequently realized changes in the value of the shares generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the Common Shares are held prior to disposition of such shares.

NEW PLAN BENEFITS

     An award of shares has been made under the 1997 Plan. Decisions regarding future awards have not been made. Subject to shareholder approval of the 1997 Plan, the following table sets forth the amount and dollar value of the initial awards to be received under the 1997 Plan:

                      RPM, INC. 1997 RESTRICTED STOCK PLAN

                                                                                  PROJECTED DOLLAR
                                                                                      VALUE OF
                                             NUMBER OF                             CASH BENEFITS
            NAME AND POSITION                SHARES(1)      DOLLAR VALUE(2)         CANCELLED(3)
------------------------------------------   ---------      ---------------      ------------------
Thomas C. Sullivan
  Chairman of the Board and Chief
  Executive Officer                            31,893         $   514,275            $  753,477
James A. Karman
  President and Chief Operating Officer        25,608             412,929               604,992
John H. Morris, Jr.
  Executive Vice President                      8,234             132,773               255,549
Frank C. Sullivan
  Executive Vice President and Chief
  Financial Officer                             1,884              30,380               202,591
Richard E. Klar(4)
  Vice President                                    0                   0                     0
Executive officers as a group                  69,007           1,112,738             1,907,764
Non-executive Directors as a group                  0                   0                     0
Non-executive officer employees as a group     18,745             302,263                     0(5)

---------------

(1) On April 24, 1997, the Board of Directors and Compensation Committee adopted and approved the 1997 Plan, subject to shareholder approval. The initial award of shares was subsequently made on July 18, 1997.

(2) The dollar value of the awards is based on the closing price of the Company's Common Shares on April 24, 1997 ($16.125). The projected dollar value at retirement of the initial award of Restricted Shares to those individuals who were participants in the RPM, Inc. Benefit Restoration Plan is designed to be equivalent to the projected dollar value at retirement of the cancelled cash benefits.

(3) The dollar amounts under this column represent the projected dollar value at retirement of the cash benefit payments the Company estimates that each of the above individuals would have received under the terms of the RPM, Inc. Benefit Restoration Plan. The 1997 Plan, however, cancels these cash benefit payments and replaces them with awards of Restricted Shares.

(4) Both Richard E. Klar and Paul A. Granzier, Vice President, Secretary and General Counsel, have reached age 65. As a result, their benefits are frozen under the all cash Benefit Restoration Plan.

(5) The individuals in this group are not participants in the RPM, Inc. Benefit Restoration Plan.

     The affirmative vote of the holders of a majority of the Common Shares present, either in person or by proxy, at the meeting is required for the approval and adoption of the 1997 Plan. Thus, shareholders who vote to abstain will in effect be voting against the proposal. Broker non-votes, however, are not counted as present for determining whether this proposal has been approved and have no effect on its outcome.

     THE BOARD RECOMMENDS A VOTE FOR THE ADOPTION OF THE RPM, INC. 1997 RESTRICTED STOCK PLAN.

                              INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected the firm of Ciulla, Smith & Dale, LLP, independent certified public accountants, to examine and audit the financial statements of the Company and its subsidiaries for the fiscal year ending May 31, 1998. This firm has served as independent auditors for the Company since 1964. A representative of Ciulla, Smith & Dale, LLP will be present at the Annual Meeting and will have an opportunity to make a statement should he so desire. The representative also will be available to respond to appropriate questions from shareholders.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any shareholder proposal intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company's Secretary at its principal executive offices not later than April 30, 1998 for inclusion in the Board of Directors' Proxy Statement and form of Proxy relating to that meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership also should be submitted. All proposals must be a proper subject for action and comply with the Proxy Rules of the Commission.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any matter to come before the meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

     Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company's most recent fiscal year. Requests from beneficial owners of the Company's voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to:

                              Paul A. Granzier, Secretary
                              RPM, Inc.
                              P.O. Box 777
                              Medina, Ohio 44258

     You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

     By Order of the Board of Directors.
                                            PAUL A. GRANZIER
                                                 Secretary
August 28, 1997

                                   APPENDIX A

                                   RPM, INC.

                           1997 RESTRICTED STOCK PLAN

1. NAME AND PURPOSE.

     The name of this plan is the RPM, Inc. 1997 Restricted Stock Plan. The Plan will be maintained by RPM, Inc. (herein referred to as the "Company") to further the growth, success and interest of the Company and its subsidiaries and the Shareholders of the Company by requiring certain employees of the Company and its subsidiaries to own Common Shares, without par value, of the Company ("Shares") under the terms and conditions of and in accordance with this Plan, thereby increasing their direct involvement in the success of the Company.

2. ADMINISTRATION OF THE PLAN.

     2.1 This Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company ("Board of Directors") which shall consist of at least three Directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and any successor to such rule ("Rule 16b-3"). The Committee may, from time to time, designate one or more persons or agents to carry out any or all of its administrative duties hereunder; provided that none of the duties required to be performed by the Committee under Rule 16b-3 or
Section 2.3 of the Plan may be delegated to any other person.

     2.2 The Plan shall be administered and operated on the same annual accounting period as the Company (herein referred to as the "Plan Year"), which presently is the twelve (12) month period ending on May 31. The first Plan Year will be deemed to have commenced June 1, 1997 and will end May 31, 1998. In the event that the Company changes its annual accounting period, the Plan Year shall automatically change and the Committee may make such adjustments to the operation of the Plan as appropriate to reflect any short Plan Years, adjustments to the dates that Shares are awarded or that restrictions lapse hereunder or any other adjustments that may be appropriate to reflect the change in the Plan Year.

     2.3 The Committee shall interpret the Plan, and to the extent and in the manner contemplated herein, it shall exercise the discretion granted to it. The Committee may issue from time to time such rules and interpretations as in its judgment are necessary in order to administer the Plan effectively. The Committee shall have the exclusive right in its sole discretion to determine the number of Shares awarded to each participant, to determine the price or prices at which Shares shall be awarded to each participant, to determine the time or times when Shares may be awarded and to prescribe the form, which shall be consistent with this Plan, of the instruments evidencing any award and issuance under this Plan and the legend, if any, to be affixed to the certificates representing Shares issued under this Plan.

3. ELIGIBLE EMPLOYEES AND PARTICIPATION.

     3.1 The Committee shall, from time to time, determine those employees of the Company and its subsidiaries who are eligible to receive awards of Shares hereunder.

     3.2 No member of the Board of Directors, unless he is also an employee of the Company, and no member of the Committee, shall be eligible to participate in the Plan.

4. AWARDS OF SHARES.

     4.1 The Committee shall, from time to time, determine the number of Shares that shall be awarded to an eligible employee hereunder. The Committee shall use the closing price of one (1) Share on the day of the Board of Directors meeting held next preceding each May 31 fiscal year end in determining the number of Shares awarded to an eligible employee for a Plan Year.

     4.2 The Shares which may be awarded and issued to employees under this Plan shall be made available from authorized and unissued Shares of the Company.

     4.3 Subject to the provisions of the succeeding paragraphs of this Section 4, the aggregate number of Shares which may be issued under this Plan shall not exceed one million two hundred fifty thousand (1,250,000) Shares.

     4.4 In the event that the outstanding Shares shall be changed by reason of share splits or combinations, recapitalization or reorganizations, or share dividends, the number of Shares and the class or classes of securities which may thereafter be issued under this Plan may be appropriately adjusted as determined by the Committee so as to reflect such change.

5. TRANSFER RESTRICTIONS.

     5.1 The Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated (and any such sale, transfer or other disposition, pledge or other hypothecation being hereinafter referred to as "to dispose of" or a "disposition") until the earliest of (a) the later of either the employee's termination of employment with the Company and any of its subsidiaries or the lapse of the right of the Company to a return of such Shares pursuant to Section 5.2 below; (b) a change in control that occurs with respect to the Company; or (c) the termination of the Plan. Notwithstanding the foregoing, the Company may direct that a specified number of Shares may be sold by an employee after the date that any Shares become nonforfeitable under
Section 5.2 below to enable such employee to pay any applicable taxes incurred as a result of such Shares becoming nonforfeitable.

     5.2 Any Shares awarded hereunder shall be subject to complete forfeiture and return to the Company of such Shares if the employee terminates employment for any reason with the Company and any of its subsidiaries before the earliest to occur of the following: (a) the later of either the attainment of age fifty-five (55) by the employee or the fifth (5th) anniversary of the May 31 immediately preceding the date on which such Shares are awarded; (b) the retirement of the participant from employment with the Company and any of its subsidiaries on or after attainment of age 65; and (c) a change in control that occurs with respect to the Company.

     5.3 In the event that an employee's employment with the Company and any of its subsidiaries shall terminate by reason of death or total disability prior to the earliest of (a) the lapse of the right of the Company to a return of such Shares pursuant to Section 5.2 above; (b) a change in control that occurs with respect to the Company; or (c) the termination of the Plan, then the restrictions imposed on such Shares by this Section 5 shall lapse and be of no further force and effect.

     5.4 The Board of Directors, in its sole discretion, shall decide whether a change in control has occurred. If the Board of Directors shall decide that a change in control has occurred it shall cause to be issued a written notice to the participants of such fact and shall issue all Shares which have become unrestricted to participants as soon as possible after such notice. In determining whether a change in control has occurred, the Board of Directors shall consider, but shall not be limited to, the occurrence of the following events: (i) the first purchase of Shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company's Common Shares or any class or any securities convertible into such Common Shares; (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the Company's Common Shares calculated as provided in paragraph (d) of said Rule 13d-3; (iii) the date of approval by Shareholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which Common Shares of the Company, or any class or any securities convertible into such Common Shares of the Company, would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of shares of all classes of the Company's capital stock immediately prior to the merger would have the same proportion of ownership of capital stock of the surviving corporation immediately after the merger; (iv) the date of the approval by Shareholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company.

     5.5 The Committee may require any participant to execute and deliver to the Company a stock power in blank with respect to the Shares issued subject to the restrictions in Section 5.2 above and may require that the Company retain possession of the certificates for Shares with respect to which all of the restrictions have not lapsed. Notwithstanding retention of certificates by the Company or an escrow agent, the participant in whose name certificates are issued shall have all rights (including dividend and voting rights) with respect to the Shares represented by such certificates, subject to the terms, conditions and restrictions specified under this Plan, and the Shares represented by such certificates shall be considered as issued and outstanding and fully paid and non-assessable for all purposes.

6. OTHER RESTRICTIONS.

     Notwithstanding anything in this Plan to the contrary, in lieu of the restrictions set forth in Article 5 above, the Committee may impose other restrictions as it deems appropriate on any Shares awarded hereunder which lapse at an earlier date than set forth herein or accelerate the lapse of restrictions imposed on a prior award of Shares hereunder. Awards of Shares under the Plan are not required to be made on the same terms and conditions even though the Shares are awarded at the same time. The terms of awards of Shares hereunder may vary from time to time and from employee to employee.

7. ESCROW AGREEMENT AND LEGENDS.

     In order to enforce the restrictions imposed upon Shares issued hereunder, the Committee also may require any participant to enter into an Escrow Agreement providing that the certificates representing Shares issued pursuant to this Plan shall remain in the physical custody of an escrow agent until any or all of the restrictions imposed pursuant to this Plan have terminated. The Committee may impose such additional restrictions on any Shares awarded pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of NASDAQ or any other stock exchange upon which such Shares are then listed and under any state blue sky or securities laws applicable to such Shares. In addition, the Committee may cause a legend or legends to be placed on any certificates representing Shares issued pursuant to this Plan, which legend or legends shall make appropriate reference to the various restrictions imposed hereunder.

8. AMENDMENTS.

     This Plan may be amended at any time by the Board of Directors, provided, that if this Plan shall have been approved by the Shareholders of the Company no such amendment shall increase the maximum number of Shares that may be issued pursuant to this Plan, except pursuant to Section 4 hereof, without the further approval of such Shareholders; and provided further, that no amendment to this Plan shall modify or impair the rights of participants who have been awarded Shares, or who have been granted the right to an award of Shares hereunder prior to any such amendment.

9. DURATION.

     This Plan became effective upon its adoption by the Board of Directors for the Plan Year ending May 31, 1998 and shall terminate on May 31, 2007 or such earlier date as may be determined by the Board of Directors; provided, however, that the Plan shall terminate and all awards of Shares under the Plan shall be revoked if, within 12 months of the date of its adoption by the Board of Directors, the Plan does not receive the approval of a majority of the outstanding Shares present in person or by proxy and entitled to vote at a meeting of Shareholders of the Company.

10. BENEFICIARY DESIGNATION.

     Unless a participant has designated a beneficiary in accordance with the provisions of the following sentence, any Shares that become unrestricted and payable on account of the death of an employee shall be paid to the person or persons in the first of the following classes in which there are any survivors of such participant:

          (a) his or her spouse at the time of death;

          (b) his or her issue per stirpes;

          (c) his or her parents; and

          (d) the executor or administrator of his or her estate.

Instead of having any Shares that become payable on account of a participant's death paid to a beneficiary as determined above, a participant may sign a document designating a beneficiary or beneficiaries to receive such Shares and filing such designation with the Company.

11. COORDINATION WITH DEFERRED COMPENSATION PLAN.

     In the event that an employee has previously received an award of Shares that are subject to the restrictions set forth in Section 5.2 above, such an employee has not made an election under Section 83(b) of the Internal Revenue Code, and the lapse of such restrictions will result in the receipt of an amount of compensation in excess of the amount that may be deducted under Section 162(m) of the Internal Revenue Code, the Committee shall have the right and authority to cancel such number of Shares as is necessary so that the compensation amount attributable to the remaining Shares that will become unrestricted on the next immediate May 31 will be deductible by the Company after taking into account Section 162(m) of the Internal Revenue Code, and the employee shall automatically receive as a credit to his account under the RPM, Inc. Deferred Compensation Plan an amount equal to (i) multiplied by (ii) where:

         (i) equals the average closing price of one Share for the five (5) trading day period ending on such May 31; and

        (ii) equals the number of Shares that the employee has elected to forfeit as set forth above in this Article 11.

The Committee may determine to make such a cancellation only during the period commencing May 1 and ending May 21 which immediately precedes the May 31 on which the restrictions for such Shares lapse pursuant to Section 5.2 above. The Employee shall be notified of any such cancellation which shall be in writing and shall be subject to such further requirements as determined by the Committee in its sole discretion.

     IN WITNESS WHEREOF, RPM, Inc., by its Chairman of the Board duly authorized, has caused this Plan to be executed as of this 16th day of July, 1997.

                                       RPM, Inc.

                                       By: /s/ THOMAS C. SULLIVAN
                                           -------------------------------------
                                           Thomas C. Sullivan, Chairman

PROXY                                                                      PROXY
                                   RPM, INC.

               ANNUAL MEETING OF SHAREHOLDERS -- OCTOBER 17, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (i) appoints THOMAS C. SULLIVAN and RICHARD E. KLAR, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the Common Shares of RPM, Inc., which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at Severance Hall, located on the northeast corner of Euclid Avenue and East Boulevard in the University Circle area of Cleveland, Ohio, on Friday, October 17, 1997 at 2:30 P.M. Eastern Daylight Time, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given, and
(ii) authorizes and directs said Proxy holders to vote all of the Common Shares of the Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN ON REVERSE SIDE, SAID SHARES WILL BE VOTED "FOR" THE ELECTION OF THE FOUR DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE RPM, INC. 1997 RESTRICTED STOCK PLAN.

                        Election of Directors, Nominees:
                               Lorrie Gustin,
                               James A. Karman,
                               Donald K. Miller,
                               Kevin O'Donnell

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

          PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                                   RPM, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

                                                   FOR    WITHHELD    FOR ALL
                                                   ALL       ALL      EXCEPT

1. Election of Directors                           [ ]       [ ]        [ ]
   (see reverse)
   For, except vote withheld from the
   following nominee(s):

                                                   FOR     AGAINST    ABSTAIN

2. Approve and adopt RPM, Inc.                     [ ]       [ ]        [ ]
   1997 Restricted Stock Plan.

3. In their discretion to act on any other matter or matters which may properly come before the meeting.

   Change of Address (mark oval and revise         [ ]
   pre-printed address as necessary)


   ----------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS YOU
   VOTE FOR THE ABOVE PROPOSALS.

                                     Date_________________________________, 1997


                                     -------------------------------------------
                                     Signature(s)

                                     -------------------------------------------
                                     Signature(s)

                                     Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

          PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

PROXY                                                                      PROXY
                                 DIRECTION CARD

       RPM, INC. 401(K) PLAN (FORMERLY RETIREMENT SAVINGS TRUST AND PLAN)

                  TO: KEY TRUST COMPANY OF OHIO, N.A., TRUSTEE

The undersigned hereby directs Key Trust Company of Ohio, N.A., RPM, Inc. 401(k) Plan (formerly Retirement Savings Trust and Plan) Trustee to vote Common Shares held for the undersigned's 401(k) Plan account at the Annual Meeting of Shareholders of the Company to be held at Severance Hall, located on the northeast corner of Euclid Avenue and East Boulevard in the University Circle area of Cleveland, Ohio, on Friday, October 17, 1997 at 2:30 P.M. Eastern Daylight Time, and at any adjournment or postponement thereof, as specified, WITH THE UNDERSTANDING THAT IF A SIGNED DIRECTION CARD IS RETURNED WITH NO DIRECTIONS GIVEN ON REVERSE SIDE, SAID SHARES WILL BE VOTED "FOR" THE ELECTION OF THE FOUR DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE RPM, INC. 1997 RESTRICTED STOCK PLAN AND TO VOTE IN ACCORDANCE WITH ITS DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. ANY CONFIDENTIAL DIRECTION CARDS WHICH ARE NOT RETURNED WILL BE VOTED BY THE TRUSTEE OF THE PLAN IN ITS DISCRETION.

                        Election of Directors, Nominees:
                               Lorrie Gustin,
                               James A. Karman,
                               Donald K. Miller,
                               Kevin O'Donnell

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                                   RPM, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

                                                   FOR    WITHHELD    FOR ALL
                                                   ALL       ALL      EXCEPT

1. Election of Directors                           [ ]       [ ]        [ ]
   (see reverse)
   For, except vote withheld from the
   following nominee(s):

                                                   FOR     AGAINST    ABSTAIN

2. Approve and adopt RPM, Inc.                     [ ]       [ ]        [ ]
   1997 Restricted Stock Plan.

3. In their discretion to act on any other matter or matters which may properly come before the meeting.

   PLEASE DATE, SIGN AND RETURN PROMPTLY
   IN THE ACCOMPANYING ENVELOPE.


   ----------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS YOU
   VOTE FOR THE ABOVE PROPOSALS.

                                     Date_________________________________, 1997


                                     -------------------------------------------
                                     Signature(s)

                                     -------------------------------------------
                                     Signature(s)

                                     Note: Your signature to this Direction Card form should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees, or in similar capacities should so indicate.

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE